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                              EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT, dated as of April 1, 1996, by and between ULTRAFEM, INC., a Delaware corporation (the "Company"), and GARY NORDMANN (the "Employee").

                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, the Company desires to employ the Employee and to enter into an agreement (the "Agreement") embodying the terms of such employment; and

          WHEREAS, the Board of Directors of the Company approved the execution of this Agreement on March 12, 1996;

          WHEREAS, the Employee desires to accept such employment with the Company and to enter into the Agreement.

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

          1.   EMPLOYMENT.

          The Company hereby agrees to employ the Employee, and the Employee hereby agrees to accept employment with the Company, for the Term (as defined in Section 2 below), in the position and with the duties and responsibilities set forth in Section 3 below, and upon the other terms and conditions hereinafter stated.

          2.   TERM.

          The term of the Agreement (the "Term") shall commence upon the date hereof and shall end three years from such date or such shorter period as may be provided for herein.

          3.   POSITION, DUTIES AND RESPONSIBILITIES.

               3.1  APPOINTMENT AS VICE PRESIDENT, OPERATIONS

               (a) During the Term, the Employee shall serve, and the Company shall employ the Employee, as the Vice President, Operations of the Company. The Employee shall have the authority, and be responsible for the duties, attendant to such office, which authority and duties will be consistent with his position as the Vice President, Operations of the Company, including, but not limited to, the general supervision over the manufacturing operations of the

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Company, and shall have such other duties and responsibilities with the Company and its subsidiaries or divisions as may be assigned by the Senior Vice President of Manufacturing and Product Development, the Chief Executive Officer and/or the Board of Directors of the Company (the "Board"). The Employee shall report directly to the Senior Vice President of Manufacturing and Product Development.

               (b) During the Term, the Employee shall devote substantially all of his working time, attention and energies to the business and affairs of the Company. Without limiting the generality of the foregoing, the Employee shall perform such duties and responsibilities as may be assigned to him by the Board consistent with the Employee's position as Vice President, Operations of the Company. Nothing in the Agreement shall preclude the Employee from engaging in charitable and community affairs, serving on the boards of directors of a reasonable number of other corporations, trade associations or charitable organizations or giving attention to his personal investments; provided, such activities do not interfere with the regular performance of his duties and responsibilities under the Agreement.

               3.2  REPRESENTATION.

               In order to induce the Company to enter into the Agreement on the terms and conditions set forth herein, the Employee hereby represents and warrants to the Company that his execution of the Agreement and the performance of his duties and responsibilities hereunder will not violate or result in a breach of, or in any manner be prohibited or restricted by, the terms of any agreement, arrangement, understanding (written or otherwise), order or decree to which he is a party or by which he is bound.

          4.   COMPENSATION.

               4.1  BASE SALARY.

                Commencing on the date hereof, the Employee shall be paid a base salary (the "Base Salary") at an annual rate of $140,000 which shall be payable on a monthly basis. The Base Salary may be increased upon annual review in accordance with the Company's policies and procedures.

               4.2  ANNUAL BONUS.

               The Company agrees that, at such time as the Company's Feminine Protection Product (as defined below) becomes available for sale to the general public, it shall use its best efforts to establish one or more incentive programs in order to award annual bonuses to management of the Company based on the Company's meeting certain financial and non-financial targets to be determined by the Board. Employee shall be entitled to participate in such bonus plans and any other plans in which the management of the Company participate on the same terms and conditions; provided, any annual bonus awarded to the Employee under any such

                                       -2-

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bonus plans shall not exceed 40% of the Employee's then current Base Salary. The
"Feminine Protection Product" means the Company's product that provides women with an alternative to currently available mass-marketed feminine protection products such as tampons and pads.

          5.   EMPLOYEE BENEFITS.

               Employee shall be entitled to participate in such compensation and incentive plans and group life, health, accident, disability and hospitalization insurance plans, pension plans, retirement plans and other fringe benefit plans as are provided from time to time to other executive officers of the Company.

               Employee shall be entitled to vacations consistent with the Company's current practices in respect thereof, which vacations shall be taken at such time or times as shall not unreasonably interfere with Employee's performance of his duties under this Agreement.


          6.   EXPENSE REIMBURSEMENT.

               6.1  RELOCATION EXPENSES

               If Employee decides to relocate his residence to the Montana area, the Company shall reimburse Employee for all legal, brokerage and other closing costs incurred in connection with such relocation during the term of this Agreement, as well as all moving costs, temporary housing, and all reasonable out-of-pocket expenses in connection therewith (the "Relocation
Expenses").   Employee shall also receive an additional amount (the "Gross-up
Amount") to cover any payment of federal and/or state income taxes on the Relocation Expenses. The Gross-up Amount shall be calculated assuming a combined federal and state tax rate applicable to Employee not to exceed 40%. Thus, Employee shall receive an amount equal to the Relocation Expenses plus the Gross-up Amount, which amount shall be paid only upon receipt by the Company of a detailed accounting of all such Relocation Expenses, but in no event shall the aggregate amount of Relocation Expense and Gross-up Amount payable under this Paragraph exceed $50,000.

               6.2  OTHER EXPENSES.

               During the Term, the Company shall reimburse the Employee for all reasonable travel and other out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by the Company for its executives) in carrying out his duties and responsibilities hereunder.

          7.   DEATH OR DISABILITY OF THE EMPLOYEE.

               7.1  DEATH.

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               In the event of the death of the Employee during the Term, the
Agreement automatically shall be terminated as of the date of his death and the Employee's designated beneficiary, or, in the absence of such designation, the estate or other legal representative of the Employee shall be paid the Employee's unpaid Base Salary through the month in which such termination occurs and any bonuses awarded but not paid for any fiscal year of the Company ending prior to the date of such termination. The Employee's beneficiary or estate or legal representative, as the case may be, shall be reimbursed for all business expenses incurred by the Employee prior to such termination and shall be entitled to other death benefits in accordance with the terms of the Company's benefit programs and plans.

               7.2  DISABILITY.

               In the event of the Disability (as hereinafter defined) of the Employee during the Term, the Company shall be entitled to terminate the Agreement. Upon such termination, the Employee shall be paid his unpaid Base Salary through the month in which such termination occurs and any bonuses awarded but not paid for any fiscal year of the Company ending prior to the date of such termination. The Employee shall be reimbursed for all business expenses incurred by the Employee prior to such termination and shall be entitled to other disability compensation in accordance with the Company's benefit programs and plans. "Disability," for purposes of the Agreement, shall mean the Employee has failed as a result of his illness, physical or mental disability or other incapacity, for a period of three consecutive months or 180 days during any 12-month period of the Term to render the services provided in the Agreement, or has been adjudicated an incompetent. Provided that the provisions of the applicable employee benefit plan permits, the Employee shall continue to participate in all employee benefit plans in which he was participating on the date of termination until the earliest to occur of (a) the Employee's death, (b) the cessation of the Employee's disability or (c) the end of the Term.

          8.   TERMINATION BY THE COMPANY FOR DUE CAUSE.

               In addition to any other remedies available to it at law, in equity or as set forth in this Agreement, the Company shall have the right, upon written notice to the Employee, to immediately terminate his employment hereunder if the Employee (a) breaches in any material respect any material provision of this Agreement and such breach is not remedied within thirty (30) days after written notice thereof from the Board of Directors or the Chief Executive Officer of the Company setting forth in reasonable detail the matters constituting such breach; or (b) willfully fails or refuses in any material respect to perform such duties as may be assigned to him from time to time by the Board of Directors, the Chief Executive Officer or the Senior Vice President of Manufacturing and Product Development of the Company and fails to cure such failure or refusal within thirty (30) days after receipt of notice from the Board of Directors or the Chief Executive Officer of the Company stating with specificity the nature of such failure or refusal; or (c) has been convicted of a felony; or (d) has committed any act of fraud, misappropriation of funds or embezzlement in connection with his employment hereunder. Termination as a result of clauses (a) through (d) shall be for "Due Cause." Upon such

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termination, the Employee shall continue to receive his Base Salary only for the period ending with the date of such termination and the obligation of the Company to make any further payments, or to provide any benefits specified herein, to the Employee shall thereupon cease and terminate.

          9.   TERMINATION OTHER THAN FOR DUE CAUSE.

               9.1  TERMINATION.

               The Agreement may be terminated (a) by the Company (in addition to termination pursuant to Section 7 or 8) at any time and for any reason, (b) by the Employee at any time and for any reason or (c) upon the expiration of the Term.

               9.2  SEVERANCE.

               If the Agreement is terminated by the Company without Due Cause the Company shall pay the Employee a severance payment equal to the Base Salary in effect at the time of termination for a 6-month period commencing on the date of termination. Such severance shall be payable in 6 equal monthly installments commencing on the first day of the month following termination. In addition, the Company shall pay the Employee his Base Salary through the date of termination and any bonuses awarded but not paid for any fiscal year of the Company ending prior to the date of such termination. The Employee shall be reimbursed for all business expenses incurred by the Employee prior to such termination and shall be entitled to continue to participate, subject to the terms of such plans, in all employee benefit plans in which he was participating on the date of his termination, including, but not limited to, the continuation of all life, disability, accident and medical insurance benefits available to him on such date as long as he is entitled to receive the severance payments hereunder or until such earlier date as he receives equivalent coverage and benefits under the plans and programs of a subsequent employer.

               10.  CONFIDENTIAL INFORMATION.

               (a) The Employee agrees not to use, disclose or make accessible to any other person, firm, partnership, corporation or any other entity any Confidential Information (as hereinafter defined) pertaining to the business of the Company except (i) while employed by the Company, in the business of and for the benefit of the Company or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order the Company to divulge, disclose or make accessible such information. "Confidential Information," for purposes of the Agreement, shall mean non-public information concerning the Company's financial data, statistical data, strategic business plans, product development (or other proprietary product data), customer and supplier lists, customer and supplier information, information relating to governmental relations, discoveries, practices, processes, methods, trade secrets, marketing plans and other non-public,

                                       -5-

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proprietary and confidential information of the Company, that, in any case, is not otherwise generally available to the public and has not been disclosed by the Company to others not subject to confidentiality agreements. In the event the Employee's employment is terminated hereunder for any reason, he immediately shall return to the Company all tangible evidence of such Confidential Information in his possession.

               (b) The Employee and the Company agree that this covenant regarding Confidential Information is a reasonable covenant under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction, such covenant is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant which do not appear reasonable to such court and to enforce the remainder of the covenant as so amended. The Employee agrees that any breach of the covenant contained in this Section 10 would irreparably injure the Company. Accordingly, the Employee agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, may obtain an injunction against the Employee from any court having jurisdiction over the matter, restraining any further violation of this Section 10.

               (c) The provisions of this Section 10 shall survive the termination of the Agreement.

          11.  NON-COMPETITION; NON-SOLICITATION.

               (a) The Employee agrees that, during the Term and for a period of one year thereafter (herein referred to as the "Non-Competition Period"), without the prior written consent of the Company: (i) he shall not, directly or indirectly, either as principal, manager, agent, consultant, officer, director, greater than 10% holder of any class or series of equity securities, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in or otherwise be connected with, any entity which is now or at the time, engaged in any business activity competitive (directly or indirectly) with the business of the Company and (ii) he shall not, on behalf of any such competing entity, directly or indirectly, have any dealings or contact with any suppliers or customers of the Company. Upon any breach by the Employee of the covenants contained in this Section 11(a), in addition to pursuing any other remedies the Company may have in law or in equity, the Company may terminate the severance payment to the Employee due under Section 9.

               (b) During the Term and during the Non-Competition Period, the Employee agrees that, without the prior written consent of the Company (and other than on behalf of the Company), the Employee shall not, on his own behalf or on behalf of any person or entity, directly or indirectly, solicit the employment of any employee who has been employed by the Company at any time during the one year immediately preceding such date of hiring or solicitation and was also an employee of the Company at the time the Employee was employed by the Company.

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               (c)  The Employee and the Company agree that these covenants regarding non-competition and non-solicitation are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction, such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants which shall not appear reasonable to such court and to enforce the remainder of these covenants as so amended. The Employee agrees that any breach of the covenants contained in Section 11(b) would irreparably injure the Company. Accordingly, the Employee agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, may obtain an injunction against the Employee from any court having jurisdiction over the matter, restraining any further violation of Section 11(b).

               (d) The provisions of this Section 11 shall survive the termination of the Agreement.

          12.  INDEMNIFICATION.

               The Company will indemnify the Employee (and his legal representatives or other successors) to the fullest extent permitted by the laws of the State of Delaware and the Certificate of Incorporation and By-Laws of the Company as then in effect, and the Employee shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers, against all costs, charges, and expenses whatsoever incurred or sustained by him or his legal representatives in connection with any action, suit, or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of him being or having been a director or officer of the Company or any of its subsidiaries.

          13.  NOTICES.

               All notices, requests, demands or other communications required or permitted under the Agreement shall be in writing and shall be deemed duly to have been given when mailed by registered or certified mail, return receipt requested, postage prepaid, sent by facsimile or personally delivered by hand or overnight courier to the address stated below or to such changed address as the addressee may have given by similar notice.

To the Company:          Ultrafem, Inc.
                         500 Fifth Avenue
                         Suite 3620
                         New York, New York  10110
                         Attention:  John W. Andersen

With a copy to:          Shereff, Friedman, Hoffman & Goodman, LLP
                         919 Third Avenue
                         New York, New York  10022

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                         Attention:  Martin Nussbaum, Esq.

To the Employee:         Gary Nordmann
                         15 Lloyd Harbor Road
                         Huntington, NY 11743


Communications delivered by hand or overnight courier or by facsimile shall be deemed received on the date of delivery, and communications sent by registered or certified mail shall be deemed received three business days after the sending thereof.

          14.  ENTIRE AGREEMENT.

               The Agreement contains the entire agreement between the parties thereto with respect to the matters contemplated herein and supersedes all prior agreements or understandings among the parties related to such matters.

          15.  BINDING EFFECT; ASSIGNMENT.

               The Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon the Employee and his successors and assigns. "Successors and assigns" shall mean, in the case of the Company, any successor pursuant to a merger, consolidation, or sale or a transfer of all or substantially all of the assets of the Company and, in the case of the Employee, his and/or legal representatives as determined by will or by operation of law. Neither the Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Employee (except by will or by operation of law). The Company may assign the Agreement and all of its rights hereunder to any of its successors and assigns.

          16.  AMENDMENT OR MODIFICATION; NON-WAIVER.

               No provision of the Agreement may be amended or waived unless agreed to in writing, signed by the parties thereto. The waiver of, or failure to take action with regard to, any breach of any term or condition of the Agreement shall not be deemed to constitute a continuing waiver or a waiver of any other breach of the same or any other term or condition.

          17.  BENEFICIARIES; REFERENCES.

               The Employee shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Employee's death, and may change such election by giving the Company written notice thereof. In the event of the Employee's Death, Disability or a judicial determination of his incompetence, reference in the Agreement to the Employee shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

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          18.  SURVIVORSHIP.

               The respective rights and obligations of the parties hereunder shall survive any termination of the Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this
Section 18 are in addition to the survivorship provisions of any other section of the Agreement.

          19.  GOVERNING LAW.

               The validity, interpretation, construction, performance and enforcement of the Agreement shall be governed by the laws of the State of New York, without reference to rules relating to conflict of law.

          20.  SEVERABILITY.

               If any provision of the Agreement shall be determined to be invalid or unenforceable (in whole or in part) for any reason, the remaining provisions of the Agreement shall be unaffected hereby and shall remain in full force and effect to the fullest extent permitted by law. The provisions of this
Section 20 are in addition to the severability provisions of any other section of the Agreement.



          21.  WITHHOLDING.

               The Company shall withhold from any payments due to the Employee hereunder, all taxes, FICA or other amounts required to be withheld pursuant to any applicable law.

          22.  HEADINGS.

               The headings contained in the Agreement are intended solely for convenience of reference and shall not affect in any way the meaning or interpretation of the Agreement.


          23.  COUNTERPARTS.

               The Agreement may be executed in one or more counterparts, each of which for all purposes shall be deemed to be an original, and all of which when taken together shall constitute but one and the same instrument.

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          IN WITNESS WHEREOF, the parties thereto have executed the Agreement as of the day and year first above written.


                                   ULTRAFEM, INC.


                                   By:
                                      -----------------------------------------
                                        John Andersen
                                        Chief Executive Officer


                                   --------------------------------------------
                                   GARY NORDMANN

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